UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2025

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
    On May 6, 2025, Isabella Bank Corporation (the "Company") held its 2025 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in the Company's Proxy Statement filed with the SEC on March 25, 2025. The certified results of the shareholder vote are as follows:
Proposal 1 - Election of Directors
    The following individuals were elected to serve as directors to hold office until the 2028 Annual Meeting of Shareholders.

Nominee	For	Withhold	Broker Non-Votes
Neil M. McDonnell	3,222,524	43,372	719,319
Sarah R. Opperman	3,230,938	34,958	719,319
Chad R. Payton	3,219,606	46,290	719,319
Brian R. Sackett	3,223,052	42,844	719,319
Proposal 2 - Ratify the Appointment of Plante & Moran, PLLC
    The Company’s shareholders ratified the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for 2025, as set forth below.

For	Against	Abstain
3,926,458	22,572	36,185

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	May 9, 2025	By:	/s/ William M. Schaefer
William M. Schaefer, CFO